Exhibit 99.5

To the Board of Directors of

ArcelorMittal

19, Avenue de la Liberté

L-2930 LUXEMBOURG

Amsterdam, 26 June 2007

019763/004CB/JN

Re: CONSENT OF MAZARS PAARDEKOOPER HOFFMAN N.V.

We hereby consent to the use of our auditors’ declaration (accountantsverklaring) and our auditors’ report (accountantsverslag) to the Board of Directors of Directors of ArcelorMittal included as an appendix to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form F-4 of ArceorMittal relating to the merger of Mittal Steel Company N.V. into ArcelorMittal. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Mazars Paardekooper Hoffman N.V.

Corporate Assurance Services

/s/ DRS. J.D.G. NOACH RA

Drs. J.D.G. Noach RA